EXHIBIT 10.2

                           MEMORANDUM OF UNDERSTANDING









                               Korea Ginseng Corp.

                                  Eugene Sience






                                 March 12, 2004


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                           MEMORANDUM OF UNDERSTANDING

This memorandum of understanding is entered on March 12, 2004 by:

     (1) (The "Acceptor") Korea Ginseng Corp., located at 926 Dunsan-dong, Seo-gu, Daejeon City, Korea
     and
     (2) (The "Proposer") Eugene Science, located at 16-7 Samjeong-dong, Ojeong-gu, Bucheon City, Gyeonggi-do, Korea

ARTICLE 1.  OBJECTIVE

In February and August of 2003, the Acceptor received proposals for a joint enterprise from the Proposer, with the patent on "EuChol," a new material that reduces cholesterols, regarding a development project of a new cholesterol reducing product. The Acceptor reviewed the proposals and decides that the project has a good potential. The objective of this memorandum is to define basic terms between the Acceptor and the Proposer, prior to the main agreement (the "Agreement") for development of a cholesterol reducing product based on EuChol.

ARTICLE 2.  DEFINITIONS

In this memorandum, "EuChol" is a cholesterol reducing material, which was developed and patented by the Proposer. EuChol is "a new material based on water-soluble vegetable sterol using nano technology" that is effective in reducing cholesterol. (Patent number: 0292672, Application number: 1999-0007121, Application date: March 3, 1999, Registration date: March 26, 2001)

ARTICLE 3.  TERMS AND CONDITIONS OF JOINT ENTERPRISE

     1.1 The Acceptor will develop a cholesterol reducing product based on EuChol, provided by the Proposer, and pay the Proposer for such usage.

     1.2 The Proposer will provide EuChol to the Acceptor exclusively in Ginseng and Red Ginseng product market, and will not provide EuChol to any other manufacturer or distributor of similar products.

     1.3 The Proposer will provide the Acceptor with EuChol in the amount as needed by the Acceptor, based on the annual sales target defined by the Acceptor.

     1.4 The Acceptor and the Proposer agree as the Article 4 regarding the details, and will form the Agreement as set out in the Article 7, based on these details.

     1.5 After signing on this memorandum until the signing of the main Agreement as specified in the Article 7, the Acceptor and the Proposer will not sign any agreements with third parties regarding a contract same as or similar to the development stated herein.

ARTICLE 4.  THE DETAILS

     1.1 The Acceptor will have the rights to market and distribute the ginseng and red


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          ginseng products developed with EuChol. If necessary, the Acceptor may convey part of the distribution including pharmacies to the Proposer.

     1.2 The Proposer will provide any necessary assistance to the Acceptor for the product development.

     1.3 The Acceptor will have all intellectual property rights regarding the brand and recipes of the resulting products (in clauses 4.1 and 4.2) using EuChol.

     1.4 The Proposer will ensure the safety and consistency regarding the quality of EuChol, through exhaustive quality control, and will be responsible for any possible problems related to EuChol's quality.

     1.5 The Acceptor may request the Proposer of necessary changes or improvement regarding the clause 4.4, with production management and quality guarantee.

ARTICLE 5.  RESOLUTION OF DISPUTES

Both parties will collaborate for the mutual benefits to resolve any conflicts caused by different interpretations of the terms and conditions in this memorandum, and will not allow any third party interventions.

ARTICLE 6.  CONFIDENTIALITY

The Acceptor and the Proposer should not reveal any information obtained through the joint development, or use such information for businesses outside of the joint development, without the other party's permission. This applies after the agreement is expired.

ARTICLE 7.  THE MAIN AGREEMENT

On the basis of trust and mutual benefits, the Acceptor and the Proposer will do the best to form the main Agreement as soon as possible. Regarding the Agreement, the leading party will be the Acceptor's Koryo Ginseng Division.

ARTICLE 8.  LEGAL EFFECT

This memorandum defines agreed terms between the Acceptor and the Proposer, and does not have legally biding effect. However, in case of any losses resulted from failures to comply with the confidentiality obligations in the Article 6, the party at fault is responsible for any indemnity for such losses to the other party.

Date:  March 12, 2004

The Acceptor:  Korea Ginseng Corp., CEO Jeong-ho Ahn (Signature)
The Proposer:  Eugene Science, CEO Seung-kwon Noh (Signature)